CONSENT OF INDEPENDENT AUDITOR

                         Lake & Associates CPA's LLC
                         Certified Public Accountants

The Board of Directors
PMX Communities, Inc.

Gentlemen:

This letter will authorize you to include the Audit of your company dated March 24, 2010 for the years ended December 31, 2009 and 2008 and the period December 29, 2004 (inception date) through June 30, 2009 in post-effective amendment #3 to the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission.

Yours Truly,

/s/Lake & Associates CPA's LLC
Lake & Associates CPA's LLC
20283 State Road 7, Suite #300
Boca Raton, FL 33498

May 3, 2010